UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8880 Rio San Diego Dr, Suite 102
San Diego, CA 92108

(Address of principal executive offices, including Zip Code)

(619) 631-8261
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 24, 2019, Pinnacle Accountancy Group of Utah (a DBA of Heaton & Co., PLLC) (“Pinnacle”) resigned as the independent registered public accounting firm of GreenBox POS (the “Company”).

The audit reports of Pinnacle on the Company’s financial statements for the years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the reports included an explanatory paragraph related to the uncertainty of the Company’s ability to continue as a going concern.

During the Company’s recent fiscal years ended December 31, 2018 and 2017, and through the subsequent interim period preceding Pinnacle’s resignation, there were no disagreements between the Company and Pinnacle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Pinnacle would have caused them to make reference thereto in their report on the Company’s financial statements for such year.

During the Company’s recent fiscal years ended December 31, 2018, and 2017 and through the subsequent interim period preceding Pinnacle’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Pinnacle a copy of the disclosures in this Form 8-K and has requested that Pinnacle furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein. A copy of the letter dated April 24, 2019 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Pinnacle Accountancy Group of Utah, dated April 24, 2019*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Date: April 30, 2019	By:	/s/ Ben Errez
Name: Ben Errez
Title: Executive Vice President